Exhibit 10.62

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement (this “Amendment”) is dated as of June 18, 2026, and is entered into by and between Mobix Labs, Inc., a Delaware corporation (the “Company”), and Kips Bay Select LP, a limited partnership organized under the laws of the State of Delaware (the “Investor”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Rights Agreement, dated as of May 19, 2026, between the Company and the Investor (the “Registration Rights Agreement”).

WHEREAS, the Company and the Investor are party to the Registration Rights Agreement; and

WHEREAS, the Company and the Investor desire to extend the Filing Deadline thereunder, to make a conforming change to the Effectiveness Deadline, and to provide for the related waiver set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1. Extension of Filing Deadline. Section 2(a) of the Registration Rights Agreement is hereby amended so that the “Filing Deadline” shall be the third (3rd) Business Day following the date of this Amendment, and the Company shall prepare and file with the SEC the Initial Registration Statement on or before such date. The Investor hereby consents, pursuant to Section 9 of the Registration Rights Agreement, to the foregoing amendment of the definition of “Filing Deadline.”

2. Conforming Extension of Effectiveness Deadline. Section 2(b) of the Registration Rights Agreement is hereby amended so that the “Effectiveness Deadline” shall be the earlier of (a) the 30th calendar day following the date on which the Initial Registration Statement is filed with the SEC and (b) the third (3rd) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement will not be “reviewed” or will not be subject to further review, in each case subject to the Shutdown Extension as provided in Section 2(b). The Investor hereby consents, pursuant to Section 9 of the Registration Rights Agreement, to the foregoing amendment of the definition of “Effectiveness Deadline.”

3. Waiver of Registration-Failure Damages. The Investor hereby waives, solely with respect to the period through the date of this Amendment, any liquidated damages under Section 2(c) of the Registration Rights Agreement and any other remedy arising from any failure to file the Initial Registration Statement on or prior to the Filing Deadline as in effect prior to this Amendment, and the Company and the Investor acknowledge and agree that no such failure shall constitute a breach of, a default under, or a Triggering Event under, any Transaction Document.

4. Extension Fee. In consideration of the Investor’s entry into this Amendment and the extensions and accommodations provided herein, the Company shall issue to the Investor shares of the Company’s Common Stock (the “Extension Shares”) having an aggregate value of $600,000 (the “Extension Fee”), with the number of Extension Shares determined by dividing the Extension Fee by $2.04 per share, which is greater than the “Minimum Price” (as defined in Nasdaq Listing Rule 5635(d)), which the parties agree is $2.036 (the average closing price of the Common Stock on Nasdaq for the five (5) trading days immediately preceding the date of this Amendment), resulting in 294,117 Extension Shares. The Extension Shares shall be issued to the Investor in one or more issuances, at such times and in such amounts as the Investor may elect in its sole discretion. Notwithstanding the foregoing, no Extension Shares shall be issued to the extent that the issuance would cause the Investor to beneficially own Common Stock in excess of the Beneficial Ownership Limitation set forth in, and determined in accordance with, Section 6(d) of the Certificate of Designation; and any Extension Shares not issuable by reason of the foregoing shall be held in abeyance for the Investor and issued, without further consideration, at such later time or times as, and only to the extent that, the issuance would not cause the Investor to exceed the Beneficial Ownership Limitation. When issued in accordance with this Amendment, the Extension Shares shall be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Liens imposed by the Company (other than restrictions on transfer arising under applicable securities laws). The Extension Shares are fully earned upon execution of this Amendment and are non-refundable. The Extension Shares shall constitute Registrable Securities for all purposes under the Registration Rights Agreement, and the Company shall include the Extension Shares for registration under the Securities Act at the same time, and on the same terms, as it registers the other Registrable Securities held by the Investor as required under the Transaction Documents.

5. No Other Amendment; Ratification. Except as expressly amended hereby, the Registration Rights Agreement remains in full force and effect and is hereby ratified and confirmed. The provisions of Section 10 of the Registration Rights Agreement, including Section 10(c) (governing law) and Section 10(e) (counterparts), apply to this Amendment mutatis mutandis. This Amendment may be executed in counterparts (including by electronic or DocuSign signature), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

INVESTOR:

KIPS BAY SELECT LP

By:	/s/ John Miller
Name:	John Miller
Title:	Authorized Signatory

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